Exhibit 99.1

News Release

STANDARD PACIFIC CORP. REPORTS 2008 THIRD QUARTER RESULTS

IRVINE, CALIFORNIA, October 29, 2008, Standard Pacific Corp. (NYSE:SPF) today reported the Company’s unaudited 2008 third quarter operating results.

2008 Third Quarter Financial and Operating Highlights From Continuing and Discontinued Operations:

•	Homebuilding cash on balance sheet of $712 million;

•	Homebuilding debt reduction of $10.4 million during the quarter;

•	Cash flows generated from operating activities of $31.9 million;

•	Homebuilding segment pretax loss from continuing operations of $388.3 million compared to $185.0 million last year;

•	Consolidated net loss per diluted share of $2.53 vs. net loss per diluted share of $1.66 last year;

•	Consolidated net loss of $368.8 million compared to a net loss of $119.7 million last year;

•

$368.4 million of pretax charges related to inventory and joint venture impairments and land deposit write-offs coupled with an inability to record a $134.1 million net deferred tax benefit related to the losses incurred during the quarter; and

•	Net loss of $9.7 million, or $0.07 per diluted share, excluding aggregate charges totaling $2.46 per diluted share** related to after-tax impairment and tax valuation allowance charges.

2008 Third Quarter Financial and Operating Highlights From Continuing Operations:

•	Homebuilding revenues of $400.3 million vs. $643.2 million last year;

•	New home deliveries of 1,188*, down 24% from 1,569* last year;

•	921* net new home orders, down 32% from 1,350* last year;

•	Cancellation rate of 26%*, down from 35%* in the prior year period and up slightly from 25%* for the 2008 second quarter;

•	35% reduction in completed and unsold sold homes from the prior year period to 374* homes at September 30, 2008; and

•	Quarter-end backlog of 1,248* homes, valued at $395.7 million compared to 2,421* homes valued at $966.4 million a year ago.

The net loss for the quarter ended September 30, 2008 was $368.8 million, or $2.53 per diluted share, compared to a net loss of $119.7 million, or $1.66 per diluted share, in the year earlier period. Homebuilding revenues from continuing operations for the 2008 third quarter were $400.3 million versus $643.2 million last year. The Company’s results for the 2008 third quarter included pretax impairment charges of $368.4 million. The impairment charges consisted of: $209.2 million related to ongoing consolidated real estate inventories; $58.0 million related to land sold or held for sale; $92.2 million related to the Company’s share of joint venture impairment charges; and $8.9 million related to land deposit and capitalized preacquisition cost write-offs for abandoned projects. In addition, the 2008 third quarter operating results also included a noncash charge related to a net increase in the Company’s deferred tax asset valuation allowance of $134.1 million, or $0.92 per diluted share. Excluding these charges, the Company generated a loss of $9.7 million, or $0.07 per diluted share.**

Jeffrey V. Peterson, Chairman, President and Chief Executive Officer stated, “While we continue to endure what appears to be one of the worst economic and housing environments the country has faced in recent memory, we are pleased to have closed the final phase of the MatlinPatterson equity recapitalization through a $153 million rights offering. The additional equity and cash liquidity has helped to fortify our balance sheet for these challenging times which are expected to persist for the foreseeable future. Our substantial cash position will help maintain valuable liquidity in the near term as well as provide strategic capital which can be deployed at the appropriate time to take advantage of what are expected to be attractive land and corporate opportunities.”

Mr. Peterson continued, “ Housing market conditions deteriorated further during the quarter as the growing level of foreclosure inventory combined with the tumultuous global financial markets, worsening economic conditions and record low consumer confidence further undermined the already weak housing market. It does not appear at this time that the earlier efforts by the Federal Government to stabilize the housing market across the country has had any meaningful impact. The further decline in new home demand is evidenced by slower order trends and further price reductions which have continued to trigger additional impairment charges.”

“As we continue to navigate these tough times, we have intensified our efforts towards transformational changes within our organization. We believe we are working towards a more efficient operating structure, a lower manufacturing cost structure, and a more proficient sales and marketing organization, all with the goal of improving our award winning product platform and organization.”

Equity Investment

As reported earlier, the Company completed its rights offering (“Rights Offering”) pursuant to which each holder of our common stock as of the record date of July 28, 2008 was offered a right (“Right”) to purchase up to such holder’s pro rata share of approximately 50 million shares of our common stock at a per share price of $3.05 (equivalent to approximately 0.69 shares of common stock for each Right). The offer expired August 22, 2008 and rights to purchase approximately 27.2 million shares of common stock were exercised for a total subscription price of $82.9 million. As contemplated by the investment agreement with MatlinPatterson, they purchased from us (in the form of preferred stock) the 22.8 million shares of common stock not purchased by our stockholders in the Rights Offering for a total subscription price of $69.6 million. Further details about these transactions can be found in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2008 and in the Company’s forthcoming Report on Form 10-Q for the quarter ended September 30, 2008.

Inventory Reduction

As a result of the continued focus on inventory reduction initiatives, Standard Pacific’s owned or controlled lot position stood at approximately 27,000 lots (including discontinued operations) at September 30, 2008, a 42% reduction from the year ago level and a 64% decrease from the peak lot count at December 31, 2005.

Joint Venture Update

The Company exited two Northern California joint ventures during the 2008 third quarter for aggregate net cash payments totaling approximately $3.3 million. The Company also made a $4.2 million loan remargin payment related to one Southern California joint venture during the 2008 third quarter. The Company continues to evaluate its homebuilding joint ventures and may exit additional joint ventures in the future, which may be accomplished by acquiring its partner’s interest, disposing of its interest or other means.

Homebuilding Operations

	Three Months Ended September 30,
	2008	2007	% Change
	(Dollars in thousands)
Homebuilding revenues:
California	$209,813	$304,117	(31%	)
Southwest (1)	108,268	186,640	(42%	)
Southeast	82,259	152,462	(46%	)

Total homebuilding revenues	$400,340	$643,219	(38%	)

Homebuilding pretax loss:
California	$(226,471)	$(131,723)	72%
Southwest (1)	(109,389)	(6,434)	1,600%
Southeast	(45,333)	(45,677)	(1%	)
Corporate	(7,089)	(1,141)	521%

Total homebuilding pretax loss	$(388,282)	$(184,975)	110%

Homebuilding pretax impairment charges:
California	$216,686	$147,321	47%
Southwest (1)	109,659	14,440	659%
Southeast	42,009	54,292	(23%	)

Total homebuilding pretax impairment charges	$368,354	$216,053	70%

(1)	Excludes the Company’s San Antonio and Tucson divisions, which are classified as discontinued operations.

The Company generated a homebuilding pretax loss from continuing operations for the 2008 third quarter of $388.3 million compared to a pretax loss of $185.0 million in the year earlier period. The increase in pretax loss was primarily the result of a $152.3 million, or 70%, increase in impairment charges, a 38% decrease in homebuilding revenues to $400.3 million, a $53.5 million increase in joint venture loss (to a loss of $91.9 million), and a reduction in its homebuilding gross margin percentage. These changes were partially offset by a $16.7 million decrease in the Company’s absolute level of selling, general and administrative (“SG&A”) expenses. The Company’s homebuilding operations for the 2008 third quarter included the following pretax charges from continuing operations: a $267.2 million inventory impairment charge (including $58.0 million for land sold or held for sale); a $92.2 million charge related to the Company’s share of joint venture impairments; and an $8.9 million charge related to the write-off of land option deposits and capitalized preacquisition costs for abandoned projects. The inventory impairment charges were included in cost of sales, while the land deposit and capitalized preacquisition cost write-offs were included in other income (expense).

	Three Months Ended September 30,
	2008	2007	% Change
New homes delivered:
Southern California	274	294	(7%)
Northern California	161	172	(6%)

Total California	435	466	(7%)

Arizona (1)	132	218	(39%)
Texas (1)	165	239	(31%)
Colorado	62	89	(30%)
Nevada	22	27	(19%)

Total Southwest	381	573	(34%)

Florida	220	305	(28%)
Carolinas	152	225	(32%)

Total Southeast	372	530	(30%)

Consolidated total	1,188	1,569	(24%)

Unconsolidated joint ventures:
Southern California	41	79	(48%)
Northern California	24	35	(31%)
Illinois	1	4	(75%)

Total unconsolidated joint ventures	66	118	(44%)

Discontinued operations	14	128	(89%)

Total (including joint ventures)	1,268	1,815	(30%)

Average selling prices of homes delivered:
Southern California	$540,000	$711,000	(24%)
Northern California	384,000	483,000	(20%)

Total California	482,000	627,000	(23%)

Arizona (1)	215,000	291,000	(26%)
Texas (1)	291,000	253,000	15%
Colorado	358,000	364,000	(2%)
Nevada	278,000	299,000	(7%)

Total Southwest	275,000	287,000	(4%)

Florida	206,000	274,000	(25%)
Carolinas	233,000	241,000	(3%)

Total Southeast	217,000	260,000	(17%)

Consolidated (excluding joint ventures)	332,000	379,000	(12%)
Unconsolidated joint ventures	578,000	558,000	4%

Total continuing operations (including joint ventures)	$345,000	$391,000	(12%)

Discontinued operations (including joint ventures)	$176,000	$269,000	(35%)

(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	Three Months Ended September 30,
	2008	2007	% Change	% Change Same Store
Net new orders:
Southern California	218	356	(39%)	(32%)
Northern California	122	164	(26%)	(16%)

Total California	340	520	(35%)	(27%)

Arizona (1)	100	150	(33%)	(13%)
Texas (1)	117	196	(40%)	(49%)
Colorado	54	79	(32%)	(6%)
Nevada	15	30	(50%)	0%

Total Southwest	286	455	(37%)	(31%)

Florida	168	174	(3%)	1%
Carolinas	127	201	(37%)	(32%)

Total Southeast	295	375	(21%)	(17%)

Consolidated total	921	1,350	(32%)	(26%)

Unconsolidated joint ventures:
Southern California	23	108	(79%)	(32%)
Northern California	24	22	9%	118%
Florida	3	—	—	—
Illinois	(1)	3	(133%)	(167%)

Total unconsolidated joint ventures	49	133	(63%)	(13%)

Discontinued operations	8	127	(94%)	—

Total (including joint ventures)	978	1,610	(39%)	(22%)

Average number of selling communities during the period:
Southern California	37	41	(10%)
Northern California	23	26	(12%)

Total California	60	67	(10%)

Arizona (1)	13	17	(24%)
Texas (1)	29	25	16%
Colorado	8	11	(27%)
Nevada	2	4	(50%)

Total Southwest	52	57	(9%)

Florida	45	47	(4%)
Carolinas	29	31	(6%)

Total Southeast	74	78	(5%)

Consolidated total	186	202	(8%)

Unconsolidated joint ventures:
Southern California	5	16	(69%)
Northern California	4	8	(50%)
Florida	1	—	—
Illinois	1	2	(50%)

Total unconsolidated joint ventures	11	26	(58%)

Discontinued operations	—	25	(100%)

Total (including joint ventures)	197	253	(22%)

(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	At September 30,
	2008	2007	% Change
Backlog (in homes):
Southern California	230	645	(64%)
Northern California	154	234	(34%)

Total California	384	879	(56%)

Arizona (1)	140	269	(48%)
Texas (1)	219	402	(46%)
Colorado	103	192	(46%)
Nevada	14	39	(64%)

Total Southwest	476	902	(47%)

Florida	261	346	(25%)
Carolinas	127	294	(57%)

Total Southeast	388	640	(39%)

Consolidated total	1,248	2,421	(48%)

Unconsolidated joint ventures:
Southern California	25	209	(88%)
Northern California	20	62	(68%)
Florida	3	—	—
Illinois	1	9	(89%)

Total unconsolidated joint ventures	49	280	(83%)

Discontinued operations	—	166	(100%)

Total (including joint ventures)	1,297	2,867	(55%)

Backlog (estimated dollar value in thousands):
Southern California	$117,962	$419,164	(72%)
Northern California	59,928	111,465	(46%)

Total California	177,890	530,629	(66%)

Arizona (1)	30,413	76,752	(60%)
Texas (1)	64,950	111,616	(42%)
Colorado	31,609	73,386	(57%)
Nevada	3,408	11,345	(70%)

Total Southwest	130,380	273,099	(52%)

Florida	57,880	89,072	(35%)
Carolinas	29,507	73,578	(60%)

Total Southeast	87,387	162,650	(46%)

Consolidated total	395,657	966,378	(59%)

Unconsolidated joint ventures:
Southern California	21,924	117,848	(81%)
Northern California	11,444	43,168	(73%)
Florida	839	—	—
Illinois	1,236	7,873	(84%)

Total unconsolidated joint ventures	35,443	168,889	(79%)

Discontinued operations	—	39,662	(100%)

Total (including joint ventures)	$431,100	$1,174,929	(63%)

(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

	At September 30,
	2008	2007	% Change
Building sites owned or controlled:
Southern California	6,213	10,227	(39%)
Northern California	3,536	5,588	(37%)

Total California	9,749	15,815	(38%)

Arizona (1)	2,407	4,367	(45%)
Texas (1)	2,039	3,750	(46%)
Colorado	423	869	(51%)
Nevada	2,335	2,922	(20%)

Total Southwest	7,204	11,908	(40%)

Florida	7,696	10,236	(25%)
Carolinas	2,436	4,239	(43%)
Illinois	60	154	(61%)

Total Southeast	10,192	14,629	(30%)

Discontinued operations	6	4,678	(100%)

Total (including joint ventures)	27,151	47,030	(42%)

Building sites owned	19,757	25,528	(23%)
Building sites optioned or subject to contract	3,401	6,649	(49%)
Joint venture lots	3,987	10,175	(61%)

Total continuing operations	27,145	42,352	(36%)
Discontinued operations	6	4,678	(100%)

Total (including joint ventures)	27,151	47,030	(42%)

Completed and unsold homes:
Consolidated (1)	374	571	(35%)
Joint ventures (1)	17	23	(26%)

Total continuing operations	391	594	(34%)
Discontinued operations	2	79	(97%)

Total	393	673	(42%)

Spec homes under construction:
Consolidated (1)	1,148	1,334	(14%)
Joint ventures (1)	286	418	(32%)

Total continuing operations	1,434	1,752	(18%)
Discontinued operations	—	71	(100%)

Total	1,434	1,823	(21%)

Total homes under construction (including specs):
Consolidated (1)	2,143	3,280	(35%)
Joint ventures (1)	327	648	(50%)

Total continuing operations	2,470	3,928	(37%)
Discontinued operations	—	211	(100%)

Total	2,470	4,139	(40%)

(1)	Arizona and Texas exclude the Tucson and San Antonio divisions, which are classified as discontinued operations.

Homebuilding Gross Margin Percentage

The Company’s 2008 third quarter homebuilding gross margin percentage from continuing operations (including land sales) was down year-over-year to a negative 51.6% from a negative 7.5% in the prior year period. The 2008 third quarter gross margin reflected a $267.2 million pretax inventory impairment charge related to 75 projects, of which $209.2 million related to current and future projects and $58.0 million related to land or lots that have been or are intended to be sold. These impairments related primarily to projects located in California, Nevada and Florida, and to a lesser degree, in Arizona, Colorado, the Carolinas and Texas. Excluding the housing inventory impairment charges from continuing operations, the Company’s 2008 third quarter gross margin percentage from home sales would have been 14.3% versus 20.3% in 2007.** The 600 basis point decrease in the year-over-year as adjusted gross margin percentage was driven primarily by lower gross margins in California, Arizona and Florida, and to a lesser extent, Texas, Colorado and the Carolinas. The lower gross margins in these markets were driven by increased incentives and discounts resulting from weaker demand, more limited availability of mortgage credit, and an increased level of existing homes available for sale in the marketplace. These factors have continued to put downward pressure on home prices. Until market conditions stabilize, the Company may continue to incur additional inventory impairment charges.

Income Taxes

As a result of the continued downturn in the housing market and the uncertainty as to its magnitude and length, the Company recorded a noncash valuation allowance of $134.1 million, net of the reversal of a portion of the deferred tax asset valuation allowance discussed below, during the three months ended September 30, 2008 against the Company’s net deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” resulting in a total valuation allowance of $529.2 million at September 30, 2008. To the extent that the Company generates eligible taxable income in the future to utilize the tax benefits of the related deferred tax assets, it will be able to reduce its effective tax rate by reducing the valuation allowance.

During the three months ended September 30, 2008, the Company recognized an income tax benefit as a result of filing a $20.8 million refund claim related to our 2007 federal income tax return, which resulted in the reversal of a portion of the deferred tax asset valuation allowance.

As a result of the closing of the first phase of the MatlinPatterson transaction, the Company believes that an ownership change under Internal Revenue Code Section 382 (“Section 382”) occurred during the 2008 second quarter. Accordingly, the Company may be limited on the use of certain tax attributes that relate to tax periods prior to the ownership change. As such, included in the total deferred tax valuation allowance of $529.2 million is a $39.8 million charge related to the potential Section 382 limitation on the Company’s ability to carry 2008 tax losses back to 2006 for refund purposes. The Company is in the process of evaluating these potential carryback limitations, including potentially soliciting a private ruling from the IRS, and to the extent successful in subsequent quarters may result in the reversal of a portion of the current valuation allowance.

Earnings Conference Call

A conference call to discuss the Company’s 2008 third quarter will be held at 11:00 am Eastern Time Thursday, October 30, 2008. The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir. The call will also be accessible via telephone by dialing (888) 661-5127 (domestic) or (913) 981-5524 (international); Passcode: 3541387. The entire audio transmission with the synchronized slide presentation will also be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3541387.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built homes for more than 100,000 families during its 42-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. The Company provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures, Standard Pacific Mortgage, Inc., SPH Home Mortgage and SPH Title. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements. These statements include but are not limited to statements regarding: the continuation of challenging housing market conditions; the near term liquidity and strategic capital provided by our cash position; our ability to take advantage of attractive land and corporate opportunities; a decline in demand and the ineffectiveness of governmental efforts to stabilize the housing market; our efforts to achieve transformational change to achieve a more efficient operating structure, a lower cost structure and a more proficient sales and marketing organization; the potential for exiting additional joint ventures; the potential for further inventory impairment charges and further deposit and capitalized preacquisition cost write-offs; that all or a portion of our tax valuation allowance could be unwound; the potential impact of future earnings or losses on our deferred tax valuation allowance; and orders and backlog. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our credit agreements, public notes, and private term loans and our ability to comply with their covenants; a negative change in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of “slow growth” or similar initiatives; new law restricting down payment assistance programs; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations, including hedging activities; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:

Andrew H. Parnes, Executive Vice President-Finance & CFO (949) 789-1616, aparnes@stanpac.com or Lloyd H. McKibbin, Senior Vice President & Treasurer (949) 789-1603, lmckibbin@stanpac.com.

Press Inquiries: Andrea Priest, (212) 355-4449, Joele Frank, Wilkinson Brimmer Katcher

*	Excludes the Company’s unconsolidated joint ventures and the Company’s Tucson and San Antonio operations, which are included in discontinued operations.
**	Please see “Reconciliation of Non-GAAP Financial Measures” below.

###

(Note: Tables follow)

STANDARD PACIFIC CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Change	2008	2007	% Change
	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$394,942	$594,266	(34%)	$1,145,608	$1,782,673	(36%)
Land sale revenues	5,398	48,953	(89%)	13,609	172,552	(92%)

Total revenues	400,340	643,219	(38%)	1,159,217	1,955,225	(41%)

Cost of home sales	(547,537)	(589,219)	(7%)	(1,460,382)	(1,715,486)	(15%)
Cost of land sales	(59,375)	(102,520)	(42%)	(97,704)	(280,742)	(65%)

Total cost of sales	(606,912)	(691,739)	(12%)	(1,558,086)	(1,996,228)	(22%)

Gross margin	(206,572)	(48,520)	326%	(398,869)	(41,003)	873%

Gross margin %	(51.6% )	(7.5% )		(34.4% )	(2.1% )

Selling, general and administrative expenses	(76,894)	(93,621)	(18%)	(235,473)	(278,770)	(16%)
Loss from unconsolidated joint ventures	(91,937)	(38,459)	139%	(130,322)	(119,049)	9%
Interest expense	(3,938)	—	—	(3,938)	—	—
Other income (expense)	(8,941)	(4,375)	104%	(21,484)	(22,378)	(4%)

Homebuilding pretax loss	(388,282)	(184,975)	110%	(790,086)	(461,200)	71%

Financial Services:
Revenues	2,492	2,336	7%	10,897	12,015	(9%)
Expenses	(3,106)	(3,593)	(14%)	(11,063)	(11,923)	(7%)
Income from unconsolidated joint ventures	284	248	15%	659	780	(16%)
Other income	17	155	(89%)	128	501	(74%)

Financial services pretax income (loss)	(313)	(854)	(63%)	621	1,373	(55%)

Loss from continuing operations before income taxes	(388,595)	(185,829)	109%	(789,465)	(459,827)	72%
(Provision) benefit for income taxes	19,840	72,087	(72%)	(42,030)	179,025	(123%)

Loss from continuing operations	(368,755)	(113,742)	224%	(831,495)	(280,802)	196%
Loss from discontinued operations, net of income taxes	(69)	(5,924)	(99%)	(2,005)	(45,574)	(96%)

Net loss	(368,824)	(119,666)	208%	(833,500)	(326,376)	155%
Less: Net loss allocated to preferred stockholders	164,728	—	—	187,842	—	—

Net loss available to common stockholders	$(204,096)	$(119,666)	71%	$(645,658)	$(326,376)	98%

Basic loss per share:
Continuing operations	$(2.53)	$(1.58)	60%	$(8.57)	$(3.90)	120%
Discontinued operations	—	(0.08)	(100%)	(0.02)	(0.63)	(97%)

Basic loss per share	$(2.53)	$(1.66)	52%	$(8.59)	$(4.53)	90%

Diluted loss per share:
Continuing operations	$(2.53)	$(1.58)	60%	$(8.57)	$(3.90)	120%
Discontinued operations	—	(0.08)	(100%)	(0.02)	(0.63)	(97%)

Diluted loss per share	$(2.53)	$(1.66)	52%	$(8.59)	$(4.53)	90%

Weighted average common shares outstanding:
Basic	80,681,394	72,267,863	12%	75,155,044	72,120,101	4%
Diluted	145,800,364	72,267,863	102%	97,019,962	72,120,101	35%
Cash dividends per share	$—	$0.04	(100%)	$—	$0.12	(100%)

SELECTED FINANCIAL DATA

	Three Months Ended September 30,
	2008	2007
	(Dollars in thousands)
Net income (loss)	$(368,824)	$(119,666)
Net cash provided by (used in) operating activities	$31,933	$(14,628)
Net cash provided by (used in) investing activities	$(11,111)	$(38,465)
Net cash provided by (used in) financing activities	$121,014	$57,662
Adjusted Homebuilding EBITDA(1)	$11,285	$63,742
Homebuilding SG&A as a percentage of homebuilding revenues	19.2%	14.6%
Homebuilding interest incurred	$33,328	$35,759
Homebuilding interest capitalized to inventories owned	$27,790	$32,016
Homebuilding interest capitalized to investments in unconsolidated
joint ventures	$1,600	$3,743
Homebuilding interest expense	$3,938	$—
Ratio of LTM Adjusted Homebuilding EBITDA to homebuilding interest incurred	0.5x	2.7x

(1)	Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) homebuilding depreciation and amortization, (f) amortization of stock-based compensation, (g) income (loss) from unconsolidated joint ventures and (h) income (loss) from financial services subsidiary. Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently. We believe Adjusted Homebuilding EBITDA information is useful to investors as one measure of the Company’s ability to service debt and obtain financing. However, it should be noted that Adjusted Homebuilding EBITDA is not a U.S. generally accepted accounting principles (“GAAP”) financial measure. Due to the significance of the GAAP components excluded, Adjusted Homebuilding EBITDA should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. For the three and twelve months ended September 30, 2008 and 2007, EBITDA from continuing and discontinued operations was calculated as follows:

	Three Months Ended September 30,		LTM Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Net income (loss)	$(368,824)	$(119,666)	$(1,274,397)	$(424,782)
Add:
Cash distributions of income from unconsolidated joint ventures	229	5,982	1,402	25,268
Provision (benefit) for income taxes	(19,886)	(75,379)	55,883	(268,344)
Homebuilding interest expense	3,938	—	3,938	—
Expensing of previously capitalized interest included in cost of sales	20,844	26,384	109,042	109,602
Impairment charges	276,105	181,702	938,986	774,346
Homebuilding depreciation and amortization	1,438	1,833	6,931	7,628
Amortization of stock-based compensation	5,174	3,177	20,671	13,753
Less:
Income (loss) from unconsolidated joint ventures	(91,653)	(38,452)	(209,703)	(152,846)
Income (loss) from financial services subsidiary	(614)	(1,257)	374	3,958

Adjusted Homebuilding EBITDA	$11,285	$63,742	$71,785	$386,359

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended September 30,		LTM Ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$31,933	$(14,628)	$545,946	$523,782
Add:
Provision (benefit) for income taxes	(19,886)	(75,379)	55,883	(268,344)
Deferred tax valuation allowance	(134,088)	—	(529,185)	—
Homebuilding interest expense	3,938	—	3,938	—
Expensing of previously capitalized interest included in cost of sales	20,844	26,384	109,042	109,602
Excess tax benefits from share-based payment arrangements	—	28	—	1,755
Gain (loss) on early extinguishment of debt	—	—	(5,254)	—
Less:
Income (loss) from financial services subsidiary	(614)	(1,257)	374	3,958
Depreciation and amortization from financial services subsidiary	188	182	837	617
Loss on disposal of property and equipment	901	—	2,340	—
Net changes in operating assets and liabilities:
Trade and other receivables	1,442	40,527	(40,315)	21,069
Mortgage loans held for sale	14,446	565	(22,969)	(20,753)
Inventories-owned	(59,724)	57,908	(330,877)	(306,886)
Inventories-not owned	8,426	(4,744)	7,616	(22,695)
Deferred income taxes	124,936	41,438	206,136	261,676
Other assets	18,669	37,908	(4,624)	51,120
Accounts payable	1,264	(35,145)	50,535	(8,798)
Accrued liabilities	(440)	(12,195)	29,464	49,406

Adjusted Homebuilding EBITDA	$11,285	$63,742	$71,785	$386,359

STANDARD PACIFIC CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Homebuilding:
Cash and equivalents	$711,953	$219,141
Trade and other receivables	35,728	28,599
Inventories:
Owned	1,626,398	2,059,235
Not owned	78,523	109,757
Investments in and advances to unconsolidated joint ventures	59,518	293,967
Deferred income taxes	7,183	143,995
Goodwill and other intangibles	35,522	35,597
Other assets	124,305	300,135

	2,679,130	3,190,426

Financial Services:
Cash and equivalents	9,197	12,413
Mortgage loans held for sale	60,983	155,340
Mortgage loans held for investment	12,341	10,973
Other assets	7,185	11,847

	89,706	190,573

Assets of discontinued operations	1,651	19,727

Total Assets	$2,770,487	$3,400,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable	$65,346	$95,190
Accrued liabilities	201,820	280,513
Liabilities from inventories not owned	37,707	43,007
Revolving credit facility	52,500	90,000
Trust deed and other notes payable	71,542	34,714
Senior notes payable	1,312,973	1,400,344
Senior subordinated notes payable	148,693	249,350

	1,890,581	2,193,118

Financial Services:
Accounts payable and other liabilities	3,291	5,023
Mortgage credit facilities	65,110	164,172

	68,401	169,195

Liabilities of discontinued operations	1,470	5,221

Total Liabilities	1,960,452	2,367,534

Minority Interests	21,909	38,201
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 and 0 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	5	—
Common stock, $0.01 par value; 600,000,000 shares authorized; 100,526,035(1) and 72,689,595(1) shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	1,005	727
Additional paid-in capital	964,404	340,067
Retained earnings (deficit)	(166,620)	666,880
Accumulated other comprehensive loss, net of tax	(10,668)	(12,683)

Total Stockholders’ Equity	788,126	994,991

Total Liabilities and Stockholders’ Equity	$2,770,487	$3,400,726

(1)	At September 30, 2008 and December 31, 2007, shares outstanding include 7,839,809 shares issued under a share lending facility related to our 6% convertible senior subordinated notes issued on Sept. 28, 2007.

BALANCE SHEET DATA

(Dollars in thousands, except per share amounts)

	At September 30,
	2008		2007
Stockholders’ equity per common share (1)	$8.50		$22.07
Pro forma stockholders’ equity per common share (2)	$2.72		N/A
Ratio of total debt to total book capitalization (3)	67.7%		59.7%
Ratio of adjusted net homebuilding debt to total book capitalization (4)	52.7%		57.9%
Ratio of total debt to LTM adjusted homebuilding EBITDA (3)	23.0	x	5.5	x
Ratio of adjusted net homebuilding debt to LTM adjusted homebuilding EBITDA (4)	12.2	x	5.1	x
Homebuilding interest capitalized in inventories owned	$172,048		$148,649
Homebuilding interest capitalized as a percentage of inventories owned	10.6%		5.3%

(1)	At September 30, 2008 and 2007, common shares outstanding exclude 7,839,809 shares and 6,000,000 shares, respectively, issued under a share lending facility related to our 6% convertible senior subordinated notes issued on September 28, 2007.
(2)	The pro forma common shares outstanding include the as-converted Series B Preferred Stock and the Warrant (assuming a cashless exercise) at the mandatory exercise prices. In addition, this calculation excludes 7,839,809 shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007. The Company believes that the pro forma stockholders’ equity per common share information is useful to investors as a measure to determine the book value per common share after giving effect of the issuance of Preferred Shares and Warrant to MatlinPatterson assuming full conversion to common stock. This is a non-GAAP financial measure and due to the significance of items adjusted and excluded from this calculation, such measure should not be considered in isolation or as an alternative to operating performance measures. The following table reconciles actual common shares outstanding to pro forma common shares outstanding and calculates pro forma stockholders’ equity per share at September 30, 2008:

Actual common shares outstanding	100,526,035
Add: Conversion of Preferred shares to common shares	147,812,786
Add: Common shares issued under cashless exercise of the Warrant	49,546,048
Less: Common shares outstanding under share lending facility	7,839,809
Pro forma common shares outstanding	290,045,060

Stockholders’ equity (actual amounts rounded to nearest thousand)	$788,126,000
Divided by pro forma common shares outstanding	÷290,045,060

Pro forma stockholders’ equity per common share	$2.72

(3)	Total debt at September 30, 2008 and 2007 includes $65.1 million and $83.2 million, respectively, of indebtedness of the Company’s financial services subsidiary and $3.5 million and $11.4 million, respectively, of indebtedness included in liabilities from inventories not owned. In addition, total debt at September 30, 2007 excludes $59.7 million of indebtedness included in trust deed and other notes payable related to a joint venture that was consolidated as of September 30, 2007. This indebtedness was excluded from the leverage calculation as the joint venture is less than an 80% owned subsidiary of the Company and was therefore excluded from our bank credit facilities and public note covenant calculations.
(4)	Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents in excess of $5 million. We believe that the adjusted net homebuilding debt to total book capitalization and adjusted net homebuilding debt to LTM adjusted homebuilding EBITDA ratios are useful to investors as a measure of the Company’s ability to obtain financing. These are non-GAAP ratios and other companies may calculate these ratios differently. For purposes of the ratio of adjusted net homebuilding debt to total book capitalization, total book capitalization is adjusted net homebuilding debt plus stockholders’ equity. Adjusted net homebuilding debt is calculated as follows:

	At September 30,
	2008	2007
	(Dollars in thousands)
Total consolidated debt	$1,654,318	$2,120,073
Less:
Indebtedness included in liabilities from inventories not owned	3,500	11,432
Financial services indebtedness	65,110	83,163
Consolidated joint venture indebtedness	—	59,705
Homebuilding cash in excess of $5 million	706,961	—

Adjusted net homebuilding debt	$878,747	$1,965,773

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES***

The table set forth below reconciles the Company’s earnings (loss) for the three months ended September 30, 2008 to earnings (loss) excluding the after-tax impairment and deferred tax asset valuation charges:

	Three Months Ended September 30, 2008
	Net Income (Loss)	Shares	EPS
	(Dollars in thousands, except per share amounts)
Net income (loss)	$(368,824)	145,800,364	$(2.53)
Add: Impairment charges, net of income taxes	225,064	145,800,364	1.54
Add: Deferred tax asset valuation allowance	134,088	145,800,364	0.92

Net income (loss), as adjusted	$(9,672)	145,800,364	$(0.07)

The table set forth below reconciles the Company’s homebuilding gross margin percentage and gross margin percentage from home sales for the three months ended September 30, 2008 and 2007, excluding housing inventory impairment charges:

	Three Months Ended September 30,
	2008	Gross Margin %	2007	Gross Margin %
	(Dollars in thousands)
Homebuilding gross margin	$(206,572)	(51.6%)	$(48,520)	(7.5%)
Less: Land sale revenues	5,398		48,953
Add: Cost of land sales	59,375		102,520

Gross margin from home sales	(152,595)	(38.6%)	5,047	0.8%
Add: Housing inventory impairment charges	209,228		115,848

Gross margin from home sales, as adjusted	$56,633	14.3%	$120,895	20.3%

*** We believe that the measures described above which exclude the effect of impairment and tax valuation charges are useful to investors as they provide investors with a perspective on the underlying operating performance of the business by isolating the impact of charges related to inventory impairments, land deposit and capitalized preacquisition cost writeoffs for abandoned projects and the tax valuation allowance. However, it should be noted that such measures are not GAAP financial measures. Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.